UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2015

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street

Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Federal Home Loan Bank of Boston (the “Bank”) has agreed with certain of its defendants to settle its claims against them arising out of certain investments in private-label mortgage-backed securities (“MBS”), for an amount of $110.7 million (which amount is net of legal fees and expenses). This results, among other things, in a dismissal of the Bank’s class action complaint, which is described in Part I — Item 3 — Legal Proceedings — Class Action Complaint in the Bank’s annual report on Form 10-K (the “Annual Report”) filed with the Securities and Exchange Commission on March 23, 2015. The Bank’s private-label MBS complaint continues against various securities dealers, underwriters, control persons, issuers/depositors, and credit rating agencies based on its investments in certain private-label mortgage-backed securities. For additional information on the private-label MBS complaint, see Part I — Item 3 — Legal Proceedings — Private-label MBS Complaint in the Annual Report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2015	Federal Home Loan Bank of Boston
		By:	/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer

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